FOR IMMEDIATE RELEASE

Superior Drilling Products

Strengthens Financial Flexibility with Revolving Credit Facility; Announces 2018 Fourth Quarter Preliminary Revenue

●	Secured $4.3 million asset based credit facility; includes $3.5 million revolver and $0.8 million term loan for Drill-N-Ream® fleet expansion in Middle East

○	Also refinanced mortgage for $3.3 million at 7.25%, extended maturity two years

●	Preliminary revenue in 2018 of $18.2 million, an increase of 17% over prior year

○	Royalty and fleet maintenance revenue increased 67% over 2017

●	Achieved preliminary annual operating income of $300 thousand

●	Strong start to 2019 with orders and shipments up incrementally over 2018

●	Year-end teleconference scheduled for March 7, 2019

VERNAL, UT, February 20, 2019 — Superior Drilling Products, Inc. (NYSE American: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today announced it has entered into a new credit facility and provided preliminary revenue for the fourth quarter and full year 2018.

Improved Financial Flexibility

The Company secured a new $4.3 million credit facility which includes a $0.8 million term loan and a $3.5 million revolver. The $0.8 million term loan is for the expansion of our Middle East DNR rental tool fleet. In addition, as noted in its Form 8-K filing on February 1, 2019, the Company refinanced the real estate loan on its Vernal, Utah business campus, extending the maturity by two years to February 15, 2021 at a rate of 7.25%, only slightly higher than the previous rate of 7.1%. Combined with the recent restructuring of the Hard Rock note, these achievements provide the Company with enhanced financial flexibility to execute its growth strategy.

Chris Cashion, Chief Financial Officer, commented, “Although our 2018 year-end balance sheet will not reflect the refinancing of our mortgage facility, that, combined with the restructured Hard Rock note, clearly improves our balance sheet strength. In addition, securing the revolving credit facility as we grow, supports both our working capital needs and provides necessary capital to achieve our strategic plans.”

Preliminary Fourth Quarter and Full Year 2018 Financial Results

The preliminary revenue estimate for the year ended December 31, 2018, of $18.2 million is within the Company’s expected range of $18 million to $21 million provided in November 2018 and represents an increase of 17% over 2017 revenue. Preliminary revenue for the fourth quarter of 2018 is expected to be approximately $3.5 million. Preliminary results are subject to change pending review by the Company’s independent accountants.

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Superior Drilling Products Strengthens Financial Flexibility with Revolving Credit Facility; Announces 2018 Fourth Quarter Preliminary Revenue February 20, 2019 Page 2 of 3

Troy Meier, Chairman and CEO, stated, “While we were within our expectations, the year ended with a softer than anticipated fourth quarter on lower tool sales in North America. We believe this was the result of improved logistics and fleet efficiencies realized by our Drill-N-Ream distributor after we opened our service center in Abilene, Texas. We continue to engage in conversations with our North American distributor of our flagship well bore conditioning tool, while also evaluating other options and opportunities to continue market penetration of the tool throughout North America. We started 2019 with strong demand driven both by the U.S. and Middle East markets and believe we are well positioned to have a great year.”

On a preliminary basis, operating expenses, excluding an approximate $717 thousand non cash bonus for a related loan interest payment and an inventory impairment charge of $116 thousand, are expected to be approximately $17.1 to $17.2 million, implying an operating margin for the year near the midpoint of the November 2018 guidance of 5% to 8%.

Mr. Meier concluded, “We accomplished a lot in 2018 and have hit the ground running entering 2019 to include:

Initiated expansion in the Middle East: working with two global oil field service companies and established a regional service center

Opened a service center in Texas to support the growing fleet of Drill-N-Reams servicing the most active oil and gas basin in the U.S.

Expanded service territory for drill bit refurbishment throughout the U.S., including minimum volume requirements

Restructured payment terms of the $6 million Hard Rock note

Refinanced mortgage on Corporate campus and obtained revolving credit facility

Secured term loan to support Middle East expansion of the Drill-N-Ream fleet

2019 showing strong customer demand from all divisions.

We have the world’s leading well-bore conditioning technology that has superior capabilities over other competitive tools in the market and believe continuing customer acceptance globally is a testament to its performance advantages.”

Fourth Quarter 2018 Teleconference and Webcast

The Company will release its complete fourth quarter and full year 2018 financial results before the opening of financial markets on Thursday, March 7, 2019, and will host a conference call that same day.

Thursday, March 7, 2019

10:00 a.m. Mountain Time (12:00 p.m. Eastern Time)

Phone: (201) 689-8470

Webcast and accompanying slide presentation: www.sdpi.com

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Superior Drilling Products Strengthens Financial Flexibility with Revolving Credit Facility; Announces 2018 Fourth Quarter Preliminary Revenue February 20, 2019 Page 3 of 3

A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Thursday, March 14, 2019. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13686204, or access the webcast replay via the Company’s website at www.sdpi.com, where a transcript will be posted once available.

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented StriderTM oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field service company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, the actual results for the fourth quarter and fiscal year 2018, the outcome of investigations into alternative market channels, the prospects and results of 2019, the conditions of the oil & gas markets in the U.S. and Middle East, the success of our customers, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein.

For more information, contact investor relations:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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